Exhibit (f)(2)

APPENDIX

2022 BY-LAWS

MODERN WOODMEN OF AMERICA

A Fraternal Benefit Society

CONTENTS

Articles of Incorporation

Local Chapter By-Laws

Index

ARTICLES OF INCORPORATION

OF

MODERN WOODMEN OF AMERICA

1.       The name or title by which this corporation shall be known in law is Modern Woodmen of America.

2.       The principal business office shall be located in the City of Rock Island, County of Rock Island, State of Illinois.

3.       This corporation is a fraternal benefit society, without capital stock, organized and carried on for the sole benefit of its members and their beneficiaries and not for profit, having a lodge system with ritualistic form of work and representative form of government. The purpose of the Society shall be to encourage and foster acts of fraternity by and to promote fraternal relationships among its members and to provide death, disability, and other benefits, rights, and privileges as authorized by its By-Laws and in accordance with the laws of Illinois. It may create, maintain, and disburse funds in accordance with its By-Laws and the laws of Illinois. The payment of benefits in all cases, shall be subject to compliance by the member with the contract, rules, and laws of the Society.

4.     The plan which shall be followed in carrying out the purpose of this Society is as follows, to wit: By the organization of local Chapters and a National Convention, as defined in the By-Laws. The local Chapters shall have stated meetings at least once a month, and the National Convention shall meet at least once in four calendar years. The National Convention shall be the legislative and governing body of the Society, having jurisdiction over all subordinate Chapters and officers and members of the Society. It shall be the judge of the election and qualification of its own members. It shall possess the power to do and perform any and all acts and things by it deemed essential to the welfare and perpetuity of the Society and in conformity with the laws of the State of Illinois. The Society shall have the power to acquire, hold and convey such real and personal property as shall be requisite for the convenient accommodation of the transaction of its business and such as may come into its possession by reason of its investments or in satisfaction of indebtedness. The Society may create, maintain, and operate, for the benefit of its members, their families and dependents, such facilities as are deemed consistent with the objectives of the Society and in pursuit of the same may own, hold, or lease personal property and real property located within or without the State of Illinois, with requisite improvements thereon.

5.       The Board of Directors of this Society shall consist of such number of elected persons as shall be provided for in the By-Laws of the Society, a President, and a National Secretary. The Board of Directors shall manage the financial affairs of the Society, shall protect the charter of the Society, shall exercise the corporate powers of the Society, as provided by the laws of the State of Illinois, shall have the control and custody of all securities and all real and personal property which the Society shall possess or acquire, with power to designate a custodian to have charge of any real or personal property of the Society, and shall perform such other duties as may devolve upon said Board by the laws of the State of Illinois and the By-Laws of the Society.

6.       Membership in this Society shall be subject to the requirements of the laws of Illinois and the By-Laws of this Society.

LOCAL CHAPTER BY-LAWS

ARTICLE I

Name and Meetings

Sec. 1. Name. The name of this Chapter shall be ________________________ Chapter, No. _____________, Modern Woodmen of America.

Sec. 2. Meetings. Regular meetings shall be held at a day and time determined by the Chapter Board of Trustees, but at least monthly.

Sec. 3. Hour of Meetings. The hour of commencing all regular meetings shall be at a time determined by the Chapter Board of Trustees.

ARTICLE II

Officers

Sec. 4. Election and Installation. The elective officers of this Chapter shall be elected and installed at such time and in such manner as provided for in the By-Laws of the Society.

Sec. 5. Bond of Activities Coordinator. The Activities Coordinator shall give a satisfactory bond in the sum of _______________________ dollars, conditioned upon the faithful rendering of and performance of the trust. The Board of Trustees shall approve and be the custodian of said bonds, and the same shall be accepted by a majority vote of the Beneficial members present; provided, however, that the requirements of this section shall be applicable only to the bond amount in excess of any blanket bond provided for by the Society's Board of Directors.

Sec. 6. Compensation of Activities Coordinator. The Activities Coordinator shall, as compensation for the faithful performance of duty, receive an amount fixed by the Chapter to be paid and determined on the basis of the number of Chapter activities held.

Sec. 7. Absence. Absence from three consecutive meetings, unless excused for reasonable cause by a majority vote of the Chapter, may be considered at the fourth or any subsequent meeting as the resignation of any elective officer, and the Chapter President may order an election to fill such vacancy.

Sec. 8. Duties. The duties and responsibilities of Chapter officers will be as provided in the Society's By-Laws and as outlined in the procedures provided by the Home Office.

ARTICLE III

Amendments

Sec. 9. How By-Laws May Be Amended. These By-Laws may be amended by a two-thirds vote of the members present at any regular meeting; provided, that any proposed amendment must be submitted in writing and read at a regular meeting of the Chapter, and then be laid over for consideration until the next regular meeting, but the same shall not be in force until approved by the Society’s President.

INDEX

Section

Activities Coordinator, Local Chapter
Accounts, minutes, records of Chapter	112
Agent of local Chapter and not of Society	117
Applicant notified of admission to membership by	115
Appointment of	57, 60
Audit of records and account	88
Board of Trustees reports	87, 88
Bond of; premium prorated among Chapters	60
By-Laws cannot be waived by	18, 95
Compensation	118
Correspondence of Chapter conducted by	112
County Convention; Activities Coordinator of largest Chapter shall arrange for meeting	74
Financial and Activity reports	116
Funds; handling of	113
Password	112
Removal of; vacancy filled	57, 58
Removal; ineligibility	105
Reports required	114
Shall not hold similar position for other fraternal benefit society, association, or order	108
Shall not act as Chapter Trustee	108

Adviser
Duties	63
Election, qualification, and installation	43, 44
Member of National Convention with vote	35

Age
Misstatement of age	17
Qualified age limits for members	3

Amendments
Articles of Incorporation	129
Society's By-Laws	128

Appeals for Aid
Authorization required	93

Section

Appeals from Decisions
Of President to Board of Directors	54
Of President and Board of Directors to National Convention	36

Appendix to By-Laws, Contents
Articles of Incorporation (Page 42)
Local Chapter By-Laws (Page 44)	101

Applicant for Membership
Admission and notification	115
Application forms	4
Application part of contract with member	16
National Secretary may refuse to issue certificate	4
Qualifications for membership	3

Appointive Officers	45

Articles of Incorporation
Amendments	129
By-Laws shall not conflict	36
Contained in Appendix to By-Laws (Page 42)
Part of contract with member	16

Assignment
Requirements	20

Audit, Chapter Accounts
By Chapter Trustees	88
By Special Auditor	58

Authorized Facilities
Society may create, maintain, and operate	33

Banks
(See Depository Banks)

Beneficial Member
Application forms for	4
Chapter Membership	5
Contract	16
No voice in management if under age 16	3
Qualifications for membership	3

Beneficiary
Change of beneficiary or method of payment	26
Death of; prior to death of insured	22
Designation of	19

Section

Designation of; as a class	21
Substitute certificate	27

Board of Directors
Bonds	49
Compensation; if also an appointive officer	60
Certified copies of decisions	55
Composition	59
Duties and powers	60
Elective officers	43
Governing body	60
Indemnification	50
Meetings; regular and special; quorum	62
National Convention; members of; with votes	35
National Secretary; ex officio member and Secretary	55, 59
President; ex officio member and presiding officer	51, 59
Proceedings; written record maintained	55
Report to National Convention	47
Vacancy; interim; how filled	59

Board of Directors, Powers and Duties
Activities of Chapters and members	100
Allocation of Surplus	10
Appeal of the Society’s President's decision	54
Appeals for aid; authorization	93
Application for membership blanks prescribed by	4
Appointment of officers	45
Bonds of officers and employees	49
Bonds of Chapter officers and Field Representatives	60
By-Laws construed by	60
By-Laws; revision and printing	67
Chapters; discipline	120, 121
Chapter Activities Coordinator appointment or removal	60
Certificate amounts, forms, plans, provisions, options, rates, prescribed by	6
Certificate; waiver or modification of restrictions	60
Claims; approval	60
Compensation of appointive and elective officers	60
Corporate powers of Society administered by	60
Corporate Custodians; designation	60
Delegate powers and duties	60

Section

Depositories; designation	60
Discipline of members	122, 123
Dividends; determination	10
Dues	8
Field work	60
Field Representative; appointment,removal, bond, compensation	60
Fraternal benefits	34
Fraternal department	31
Funds of Society; control and disposition	60
Investments	60
Law Committee; appointment	61
Maintenance of Reserves	11
National Convention committees;appointment, duties, compensation	61
National Convention; time and place of meeting	38, 39
Nonforfeiture options; additional	9
Officer or Director of Society; removal, vacancy	60
Premium Rates	6
President; prescribed duties	51
Promote civic, youth, educational, patriotic, and community service projects	31
Property of Society; control and disposition	60
Publications for members	32
Publications, local Chapter; approval	99
Reserve deficiency; allocation	11
Rituals prescribed by	60
State Convention; change of date and place	75
State Convention officers; removal, vacancy	77
Territory of Society may be prescribed by	60
Transfer of membership prescribed by	5
Youth Service Clubs	31

Bonds
Chapter officers	60
Employees of Society	49
Field Representatives	60
National Secretary custodian of surety bonds	55
Officers; elective and appointive	49

By-Laws
Amendments; Law Committee report	67
Amendments	128
Chapter funds shall not be used to defeat	96

Section

Construed by President; appeal from decision	54
Construed by Board of Directors	60
Effective date of	132
Evidence; printed copy admissible	131
Local Chapter (See Appendix, Page 44)	101
National Convention has power to make laws	36
Part of contract for Beneficial membership	16
Repeal of former inconsistent By-Laws	130
Revised, indexed, and printed	67
Violations; by Chapter	51
Waiver of By-Laws not permitted	18, 95

Certificates
Allocation of Surplus	10
Defined	7
Forfeiture of; not waived by receipt of payment from member	7
Forms, plans, provisions, rates prescribed by Board of Directors	6
Maintenance of reserves	11
National Secretary may refuse to issue	4
Nonforfeiture provisions	7, 9
Part of contract with member	16
Provisions and rates authorized by Illinois state laws	6
Reinstatement of	13
Reserve liability; valuation of	11
Substitute certificate; how obtained	27
Suspension of (See Suspension)
Waiver or modification	18, 60

Chapter, Local
Activities	100
Annual reports to; by Chapter officers	87
Appeals for Aid	93
Audits (See Audit, Chapter Accounts)
By-Laws of; contained in Appendix (Page 44)	101
By-Laws of; Society’s President shall approve	101
Ceremony and proceedings in English	98
Charter of (See Charter)
Consolidation; how effected	90, 91
County and District Conventions; representation in (See County and District Conventions)
Discipline of; for offenses	51, 120, 121
Dues (See Dues)

Section

Election of officers	102, 103
Financial and Activity reports	116
Funds (See Funds, Local Chapter)
Inactive Chapter defined; procedure to build up	86
Liquor; sale at meeting or entertainment prohibited	97
Meetings; regular and adjourned	85
Meetings; special	89
Meetings; failure to hold	86
Meetings; presiding officers	109
Membership must be held in a Chapter	5
Members cannot belong to more than one Chapter	5
Memorial service for deceased members	126
Minutes, records, and accounts kept by Activities Coordinator	112
National Convention has jurisdiction over	36
New Chapter; organization of	82, 83, 84
Property of (See Property, Local Chapter)
Publications by; when prohibited	99
State Convention; delegates elected directly to by Chapter, when	71, 74
Supplies; how obtained	84
Transfer of membership to another Chapter	5

Chapter Officers
Appointment or removal	53, 57, 58, 60
Audit of books and accounts	58, 88
Bonds of (See Bonds)
Election	103
Ineligibility	105
Installation	84, 106, 107
Officers shall hold but one office	108
Qualifications	102
Reports to; by Chapter	87, 116
Shall not act as solicitor or representative for other fraternal benefit society	108
Social member cannot hold certain offices	3
Terms of office	104
Transfer of property from one officer to another	58
Vacancies in office (See Vacancies)

Charter, Local Chapter
Granted by Society’s President	83
Petition for; how made	82
Revocation of; consolidation with other Chapters	90, 91

Section

Revocation; causes for which may be revoked	85, 120

Claims
Beneficiaries (See Beneficiary)
Board of Directors shall determine liability	60
Death Proofs; furnishing of; condition precedent to any liability	29
Final liability for premiums	7
Forms for making claim	28
Funeral Expenses	24
Lawsuits for recovery on certificate or rider	30
Protection against subsequent claim	25
Payment; change in method	26
Small Estates	23
Waiver of certificate or rider if lost or destroyed	27

Committees, National Convention
Appointment; duties	61
Compensation	42, 61
Law Committee; appointment; duties	61, 67
Members of National Convention without vote	35
Reports to National Convention	36

Compensation
Appointive officers; fixed by Board of Directors	60
Chapter Activities Coordinator	118
Elective officers	60
Field Representatives	60
National Convention Delegates and Committee Members	42, 61

Contract for Beneficial Membership
Definition	16
No waiver of By-Laws relating to	18

Corporation
Corporate powers of Society administered by Board of Directors	60
Society incorporated under Illinois state laws	2

County and District Conventions
Contests; delegate or alternate	74
Credentials of delegates	80
Delegates must be Beneficial members	68

Section

Delegates; basis of representation	70
Delegates; expenses paid by Chapters	74
District Conventions	73
Meeting; arrangements	74
Meeting; date and place; notice	72, 73
Order of business	74
Presiding officer	74
Recapitulation sheets	69
State Convention delegates and alternates	76

Credentials
County, District and State Convention delegates and alternates	80
National Convention delegates and alternates	81

Curator
Duties	64
Election and installation	44
Elective officer	43
Member of National Convention without vote	35
Term of Office	46

Depository Banks
Designated by Board of Directors	60

Discipline of Chapter
Offenses for which may be disciplined	120
Procedure	121
Violation of By-Laws	51

Discipline of Member
Offenses	122
Procedure	123
Reprimand of member	125
Suspension of member	124

District Conventions
(See County and District Conventions)

Dividends
Board of Directors determine	10

Dues
Amount	8
How and when paid	8
Nonpayment; effect	8, 12

Section

Election
Chapter officers	102, 103
Chapter officers; Social members	3
County Convention delegates and alternates	71
National Convention delegates and alternates	75
National Convention officers	36, 44
State Convention delegates and alternates	74
State President and State Secretary	78

Elective Officers	43

Employees
Surety bond covering	49
Indemnification	50

Evidence
Printed copy of By-Laws admissible in court as	131

Section

Expense Reimbursement for Conventions
National Convention	42
State Conventions	79

Field Work
Board of Directors shall have charge	60
Field Representative; appointment, bond,compensation, removal	60
Field Representative; organization of new Chapter by	84

Fraternal Benefits
Authorized by Board of Directors	34
Not a contractual right	3

Fraternal Department	31

Funds of Society
Beneficiary; no individual rights in	14
Board of Directors shall control	60
Depository banks	60
Members; no individual rights in	14
Surplus or deficiency	10, 11

Funds, Local Chapter
Compensation of Activities Coordinator	118
Deposited in name of Chapter	113
Handling	113
How expended	96

Grace Period
Death of member during grace period	7
For making premium payments	7

Home Office
Location	1

Illinois Laws
By-Laws shall not be in conflict with	36
Certificate provisions and rates authorized by	6
Controls in naming of beneficiaries	19
Nonforfeiture options authorization	9
Society incorporated under	2

Installation, Local Chapter Officers
Absence from; vacates office; unless excused	107
Is ritualistic ceremony only	107

Section

New Chapter; by Field Representative	84
When and by whom installed	106

Interest
Interest assumptions used in valuation of certificates	6

Investments
Board of Directors shall have control of	60

Language, English
Chapter ceremonies and records in English	98
Rituals printed in English	60

Law Committee
Appointment; term of office	61, 67
By-Law changes, recommendations	67
Compensation	42, 61
Duties	61, 67
Members of National Convention without vote	35
Report to National Convention	67

Legal Holidays and Sundays
Effect	127

Liability of Members
Maintenance of reserves	11
Premiums and dues	7, 8
Reinstatement of Certificate	13
Special assessment	11

Membership Coordinator, Local Chapter
Duties	119
Election	103, 104

Memorial Services, Chapter
For deceased members	126

Minutes
Board of Directors' meetings	55
National Convention meeting	55

National Convention
Appeals from decisions of Society’s President or Board of Directors	36
Attendance	41
Board of Directors shall constitute National Convention when not in session	60

Section

By-Laws amended and adopted; procedure	128
Committees; appointment, members, duties, compensation	35, 61
Credentials of delegates and alternates	81
Delegates; number and basis of representation; recapitulation sheet; how elected	40, 69, 75, 76
Legislative and governing body of Society	36
Meetings; time and place	38, 39
National Convention defined; members	35
Officers with votes	35
Payment for attendance	42
Powers	36
Presiding officers	51, 63
Proceedings	55
Quorum	37
Special Meetings	39

National Secretary
Board of Directors; member and Secretary	55, 59
Chapter officers removed by and acancies filled	58
Chapter Records; audit	58
Chapter Activities Coordinator; removal, vacancy	57
Corresponding and accounting officer of Society	55
County and District Conventions; notice of meetings	72, 73
Custodian of surety bonds, records	55
Duties and Powers	55
Election and installation	44
National Convention; credentials of delegates	81
National Convention; member with vote	35
National Convention special meeting	39
Operations officer	55
Recapitulation Sheets	69
Suspension and reinstatement notices	12

Offenses
Chapters	51, 120, 121
Members	122, 123, 124, 125

Officers, Appointive
Bonds of; Surety	49
Compensation fixed by Board of Directors	60
Compensation; if also a Director	60
Defined	45

Section

Indemnification	50
Members of National Convention without vote	35
Membership in Society required	45
Property to be turned over to successors	48
Removal	60
Reports to National Convention	47
Term of office	46

Officers, Elective
Bonds of; Surety	49
Compensation	60
Defined	43
Election	36, 44
Indemnification	50
Installation	44
Members of National Convention with vote	35
Property to be turned over to successors	48
Reimbursement for National Convention attendance	42
Removal; vacancy	60
Reports to National Convention	47
Term of office	46
Vacancies; how filled	60

Officers, Chapter
(See Chapter Officers)

Paid-Up Insurance Certificate
Member not liable for dues	8

Passwords
Chapter President shall communicate	109
Chapter Activities Coordinator may communicate	112
President shall select and promulgate	52

Past President, Local Chapter
Office of; how filled	102

Past National Secretary
Appointment as member of National Convention	35

Past President
Appointment as member of National Convention	35

Premiums
Allocation of surplus	10
Due date; mode and notice	7

Section

Rates prescribed by Board of Directors	6

President, Local Chapter
Chapter officer pro tempore appointments	110
Duties	109
Election	102, 103
Qualifications	102
Shall not act as Trustee	108
Successor; in case of absence or vacancy	111

President, Society
Adoption of new members; suspension	51
Appeals for aid may be authorized	93
Board of Directors; member	51, 59
Bond of; Surety	49
By-Laws construed by	54
Chapter By-Laws approved by	101
Chapter Charter granted by	83
Chapter Charter revoked by	85, 91
Chapters consolidated by	90, 91
Chapters disciplined	51, 121
Chapter officers may be removed	53
Chief executive officer of Society	51
Decisions of and appeals therefrom	54
Duties and powers	51, 54
Duties imposed by Board of Directors	51
Election and installation of	44
Member of National Convention with vote	35
National Convention; presiding officer	51
National Convention; special meetings	39
Password; selection and promulgation	52
Ritualistic work; custodian of and instructor	52
Term of office	46
Vacancy in Chapter office	53

Property
Board of Directors; control and disposition	60
Officers shall turn over to successors	48

Property, Local Chapter
After Discovered Assets	92
Board of Trustees; custodian	102
Consolidated Chapters	90, 91, 92
Delivered to successor in office	107
National Secretary may take control and custody	58

Section

Used for Chapter purposes only	96

Publications, Chapter
When prohibited	99

Publications, Official
Amended By-Laws publication	128
Board of Directors may establish	32

Qualifications for Membership
Beneficial and Social	3

Quorum
Board of Directors	62
Local Chapter	85
National Convention	37

Recapitulation Sheet
County and District Convention representation	69
State Convention representation	40, 69, 70

Reinstatement from Suspension
General requirements	13
Notice	12

Reports
Appointive officers	47
Board of Directors	47
Chapter officers; Annual report to Chapter	87
Chapter's Financial and Activity report	116
Law Committee	67

Reports of Chapter Activities Coordinator
Form of; and time for filing with National Secretary	114

Reprimand
Effect	125

Reserve Liability
On outstanding certificates	11

Riders
Liability of member for premium	7
Part of contract with member	16

Ritual
Adoption	4

Section

Dangerous initiation activities prohibited	94
Furnished new Chapters	84
Installation a ritualistic ceremony only	107
National Convention may prescribe ritualistic work	36
Prescribed by Board of Directors	60
Printed in English language	60

Ritualistic Work
Field Representative may instruct new Chapter	84
Society’s President custodian of and instructor	52

Sentry
Duties	66
Election and installation	44
Elective officer	43
Member of National Convention without vote	35
Term of office	46

Section

Separate Accounts
Establishment of	15

Social Members
Application form	4
Chapter offices to which not eligible	3
Defined	3
Dues	8
Qualifications for membership	3

Society
A corporation	2
Name and location	1
Nature, purposes, and objectives	2
Territory	60

Special Assessments
May be levied on members; when	11

State Conventions
Contests; delegate or alternate	78
Credentials of delegates	80
Delegates; qualification	68
Delegates to National Convention; basis of representation; how selected and distributed	40, 70, 71, 76
Delegates to National Convention certified to National Secretary	81
Election of delegates	75
Expenses of delegates and officers	79
Meetings; expense, time, and place	75, 79
Officers (See State President and State Secretary)
Order of business	78
Powers and prerogatives	75
Recapitulation sheet	69
Reports and information	69
State combined with contiguous state	40

State President and State Secretary
Duties and terms of office	77
Elected by State Convention	78
Expenses	79
Qualifications	77
Removal from office; vacancy	77

Sundays and Holidays

Section

Effect	127

Supplies
Chapter supplies furnished by National Secretary	84

Surplus
Allocation or apportionment	10

Suspension of Member
For nonpayment	12
Offenses; effect of suspension	124
Reinstatement rights	13

Teller
Duties	65
Election and installation	44
Elective officer	43
Member of National Convention without vote	35
Term of office	46

Territory
Of Society	60

Transfer
Transfer of Chapter property authorized	58
Transfer of membership to another Chapter	5

Trials
Procedure in disciplining members	123, 124, 125

Trustees, Local Chapter
Audit of Chapter accounts	88
Bank certificates	113
Custodian of Chapter property	102
Duties	102
Qualifications	102
Terms of office	104

Vacancies in Office
Board of Directors	59
Chapter Activities Coordinator	57, 60
Chapter officer	53, 58, 104, 110
Chapter officer; absence at installation	107
National and State Convention officers	60, 77

Section

Vice President, Local Chapter
Beneficial member	102
Duties	111
Shall not act as other officer or trustee	108
Term of office	104

Waiver
Furnishing death proofs; no acknowledgment of liability or waiver of defenses	28
No waiver of any By-Law by officer,Chapter or member	18, 95
Of certificate or rider if lost or destroyed	27
Waiver or modification of restrictions in outstanding certificates	60